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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Summary Financial Information And Operating Data", "Selected Financial Data" and "Experts" and to the use of our report dated February 11, 2004 (except as to Note 20 which is as of May 31, 2004) in Amendment No. 2 to the Registration Statement [Form F-1 No. 333-110843] and related prospectus of Microcell Telecommunications Inc. for the offering of Class A restricted voting shares and Class B non-voting shares to exercising holders of the 2005 Warrants and 2008 Warrants.

                                                               ERNST & YOUNG LLP
                                                              Chartered Accounts

Montreal, Canada,
June 29, 2004.